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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 9, 2005
Date of Report (date of earliest event reported)

Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On February 4, 2005, the Compensation Committee of the Board of Directors of Overstock.com, Inc. (the "Company") approved bonus payments to the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of the Company as a result of the officers' performance in 2004 as follows:

Name and Title	Bonus
David Chidester, Vice President Finance	$75,000
Jonathan Johnson, Vice President, Corporate Affairs and Legal	$75,000
Russell (Tad) Martin, Vice President of Merchandising and Operations	$75,000
Shawn Schwegman, Vice President of Technology	$75,000

        The President of the Company, Dr. Patrick M. Byrne, is a named executive officer, but declined to accept any bonus payment relating to 2004.

        The Compensation Committee did not take any action to modify the base salaries of any of the named executive officers. The Company intends to continue to pay base salaries to its named executive officers at their respective 2004 base salary rates, subject to changes, if any, approved by the Compensation Committee. The Company is not a party to any employment agreement with any of its named executive officers.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.
By:	/s/ JONATHAN E. JOHNSON Jonathan E. Johnson Vice President, Corporate Affairs and Legal
Date:	February 9, 2005

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  Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE